UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – March 18, 2025

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-05978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland, Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 4.01	Change In Registrant’s Certifying Accountant.
(a) Dismissal of RSM US LLP. On March 18, 2025, the Audit Committee of the Board of Directors of SIFCO Industries, Inc. (the “Company”) approved the dismissal of RSM US LLP (“RSM”), which was then serving as the independent registered public accounting firm of the Company, effective immediately.
The reports of RSM on our consolidated financial statements as of and for the fiscal years ended September 30, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended September 30, 2024 and 2023, and the subsequent interim period from October 1, 2024 through March 18, 2025, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RSM’s satisfaction would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the previously disclosed material weakness in the Company’s internal control over financial reporting related to deficiencies in our oversight and backup recovery controls.
The Company provided RSM with a copy of the disclosures that the Company is making in response to Item 4.01 on this Current Report on Form 8-K, and requested that RSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of RSM’s letter, dated March 24, 2025 regarding the above disclosures is filed as Exhibit 16.1 to this report.
(b) Appointment of Deloitte & Touche LLP. On March 18, 2025, the Company appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending September 30, 2025, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. The appointment was approved by the Audit Committee of the Board of Directors of the Company. During the fiscal years ended September 30, 2024 and 2023, and the subsequent interim period from October 1, 2024 through March 18, 2025, neither we nor anyone on our behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits
	16.1	Letter from RSM US LLP to the Securities and Exchange Commission dated March 24, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: March 24, 2025
/s/ Jennifer Wilson
Jennifer Wilson
Chief Financial Officer
(Principal Financial Officer)